Exhibit 23(b)

CONSENT OF INDEPENDENT AUDITORS

            We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in this Registration Statement on Form S-8 and related Prospectus and to the incorporation by reference therein of our report dated June 21, 2002, with respect to the financial statements of the BP Employee Savings Plan included in its Annual Report on Form 11-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

 /s/ Ernst & Young LLP

Ernst & Young LLP

Chicago, Illinois

March 14, 2003